Exhibit 10.4

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS AWARD AGREEMENT

ON Semiconductor Corporation, a Delaware Corporation, (“Company”) hereby grants to «NAME» (“Grantee”), a Participant in the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended from time-to-time (“Plan”), a Restricted Stock Units Award (“Award”) for Units (“Units”) representing shares of the common stock of the Company (“Stock”). This agreement to grant Stock Units (“Grant Agreement”) is made effective as of the      day of         , 20     (“Grant Date”).

RECITALS

A. The Board of Directors of the Company (“Board”) has adopted the Plan as an incentive to retain employees, officers, and non-employee Directors of, and Consultants to, the Company and to enhance the ability of the Company to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

B. Under the Plan, the Board has delegated its authority to administer the Plan to the Compensation Committee of the Board (“Committee”).

C. The Committee has approved the granting of Units to the Grantee pursuant to the Plan to provide an incentive to the Grantee to focus on the long-term growth of the Company.

D. To the extent not specifically defined herein or in the Grantee’s Employment Agreement dated                     , (“Employment Agreement”), all capitalized terms used in this Grant Agreement shall have the meaning set forth in the Plan unless a contrary meaning is set forth in the Employment Agreement.

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

1. Grant of Units. The Company hereby grants to the Grantee a Restricted Stock Units Award for          Units, representing the right to receive the same number of shares of the Company’s Stock, subject to the terms and conditions in this Grant Agreement. This Award is granted pursuant to the Plan and its terms are incorporated by reference.

2. Vesting of Units. The Units will vest in accordance with the schedule below, subject to paragraph 3 hereof and the Plan:

2.1 [33 1/3% of the Units will vest on [the first anniversary of the Grant Date] [             , 20    ];

2.2 An additional [33 1/3% of the Units will vest on [the second anniversary of the Grant Date] [             , 20    ]; and

2.3 The final [33 1/3% of the Units will vest on [the third anniversary of the Grant Date] [             , 20    ].]

3. Termination of Employment or Services.

3.1 General. Subject to the provisions of paragraph 3.2 below, if the Grantee terminates employment with the Company for any reason (including upon a termination for Cause), or otherwise ceases to perform services for the Company, any Units that are not vested under the schedule in paragraph 2 above will be canceled and forfeited as of the date of termination of employment or service.

3.2 Change in Control. In the event the Company terminates the Grantee’s employment or services without Cause (including a deemed termination for Good Reason, if applicable for this Grantee) or terminates Grantee’s services within two (2) years following a Change in Control, then the unvested portion of the Units shall become immediately vested.

4. Time and Form of Payment. Subject to the provisions of this Grant Agreement and the Plan, as the number of Units vest under paragraph 2 or under paragraph 3 above, as the case may be, the Company will deliver to the Grantee the same number of whole shares of Stock, rounded up or down. Notwithstanding the preceding, the Company must deliver the shares within 15 days of the applicable Vesting Date.

5. Nontransferability. The Units granted by this Grant Agreement shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided under Article 13 of the Plan.

6. Adjustments. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Grant Agreement the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all as set forth in Section 5.3 of the Plan.

7. Delivery of Shares. No shares of Stock shall be delivered under this Grant Agreement until (i) the Units vest in accordance with the schedule set forth in paragraph 2 above or pursuant to paragraph 3 above, as the case may be; (ii) approval of any governmental authority required in connection with the Grant Agreement, or the issuance of shares thereunder, has been received by the Company; (iii) if required by the Committee, the Grantee has delivered to the Company documentation (in form and content acceptable to the Company in its sole and absolute discretion) to assist the Company in concluding that the issuance to the Grantee of any share of Stock under this Grant Agreement would not violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations; (iv) the Grantee has complied with paragraph 13 below of this Grant Agreement in order for the proper provision for required tax withholdings to be made; and (v) the Grantee has executed and returned this Grant Agreement to the Company (which, in the case of a Grant Agreement provided to the Grantee in electronic format, requires that the Grantee click the “ACCEPT” button). This Grant Agreement must be executed no later than the date preceding the first vesting date (described in Section 2 of this Grant Agreement).

8. Securities Act. The Company shall not be required to deliver any shares of Stock pursuant to the vesting of Units if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

9. Voting and Other Stockholder Related Rights. The Grantee will have no voting rights or any other rights as a stockholder of the Company (e.g., no rights to cash dividends) with respect to nonvested Units until the Units become vested and the Company issues shares of Stock to the Grantee.

10. Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Grant Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Grantee by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the current address on file with the Company or at such other address as such party may designate in writing from time-to-time to the other party.

10.1 Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, a grant notice, this Grant Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Grantee electronically. In addition, the Grantee may deliver electronically any grant notice and this Grant Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time-to-time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

10.2 Consent to Electronic Delivery. The Grantee acknowledges that the Grantee has read paragraph 10.1 above of this Grant Agreement and consents to the electronic delivery of the Plan documents and any grant notice, as described in paragraph 10.1. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing.

11. Administration. This Grant Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Grant Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Grant Agreement and the Plan, the provisions of the Plan shall control.

12. Continuation of Employment or Services. This Grant Agreement shall not be construed to confer upon the Grantee any right to continue employment with, or to provide services to, the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the employment or services of the Grantee at any time.

13. Responsibility for Taxes and Withholdings. Regardless of any action the Company or the Grantee’s actual employer (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including the grant of the Units, the vesting of Units, the conversion of the Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, pursuant to Article 17 of the Plan, if permissible under local law and unless otherwise provided by the Committee prior to the vesting of the shares, the Grantee authorizes the Company or the Employer, or their respective agents, to withhold all applicable Tax-Related Items in shares of Stock to be issued upon vesting/settlement of the Units. Alternatively, or in addition, the Grantee authorizes the Company and/or the Employer, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Stock acquired upon vesting/settlement of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); or (iii) personal check or other cash equivalent acceptable to the Company.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Stock as described herein, for tax purposes, the Grantee shall be deemed to have been issued the full number of shares of Stock subject to the Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver shares or the proceeds of the sale of shares of Stock if the Grantee fails to comply with his or her obligation in connection with the Tax-Related Items.

14. Amendments. This Grant Agreement may be amended only by a written agreement executed by the Company and the Grantee.

15. Integrated Agreement. Any grant notice, this Grant Agreement and the Plan shall constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of any grant notice and this Grant Agreement shall survive any settlement of the Award and shall remain in full force and effect.

16. Severability. If one or more of the provisions of this Grant Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Grant Agreement to be construed so as to foster the intent of this Grant Agreement and the Plan.

17. Counterparts. Any grant notice and this Grant Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Governing Law and Venue. This Grant Agreement shall be interpreted and administered under the laws of the State of Delaware.

For purposes of litigating any dispute that arises under this grant or this Grant Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, agree that such litigation shall be conducted in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, where this grant is made and/or to be performed.

19. Other. The Grantee represents that the Grantee has read and is familiar with the provisions of the Plan and this Grant Agreement, and hereby accepts the Award subject to all of their terms and conditions.

20. Section 409A Compliance. Section 409A of the Code imposes an additional 20% tax, plus interest, on payments from “non-qualified deferred compensation plans.” Certain payments under this Grant Agreement could be considered to be payments under a “non-qualified deferred compensation plan.” The additional 20% tax and interest do not apply if the payment qualifies for an exception to the requirements of Section 409A or complies with the requirements of Section 409A. The Company believes, but does not and cannot warrant or guaranty, that the payments due pursuant to this Grant Agreement qualify for the short-term deferral exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding anything to the contrary in this Grant Agreement, if the Company determines that neither the short-term deferral exception nor any other exception to Section 409A applies to the payments due pursuant to this Grant Agreement, to the extent any payments are due on the Grantee’s termination of employment, the term “termination of employment” shall mean “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). In addition, if Grantee is a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) and any payments due pursuant to this Grant Agreement are payable on the Grantee’s “separation from service,” then such payments shall be paid on the first business day following the expiration of the six month period following the Grantee’s “separation from service.” This Grant Agreement shall be operated in compliance with Section 409A or an exception thereto and each provision of this Grant Agreement shall be interpreted, to the extent possible, to comply with Section 409A or to qualify for an applicable exception. The Grantee remains solely responsible for any adverse tax consequences imposed upon the Grantee by Section 409A.

21. Confidentiality. The Grantee acknowledges and agrees that the terms of this Grant Agreement are considered proprietary information of the Company. The Grantee hereby agrees that Grantee shall maintain the confidentiality of these matters to the fullest extent permitted by law and shall not disclose them to any third party. If the Grantee violates this confidentiality provision, without waiving any other remedy available, the Company may revoke this Award without further obligation or liability, and the Grantee may be subject to disciplinary action, up to and including the Company’s termination of the Grantee’s employment for Cause.

22. Appendix. Notwithstanding any provisions in this Grant Agreement, the grant of the Units shall be subject to any special terms and conditions set forth in any appendix (or any appendices) to this Grant Agreement for the Grantee’s country (the “Appendix”). Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Grant Agreement.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

[Alt 1 — IN WITNESS WHEREOF, the Company has caused this Grant Agreement to be signed by its duly authorized representative and the Grantee has signed this Grant Agreement as of the date first written above.]

[Alt 2 — IN WITNESS WHEREOF, the Company has caused this Grant Agreement to be electronically signed by its duly authorized representative and the Grantee, by clicking the “ACCEPT” button, has hereby electronically accepted and acknowledged as of the date first written above this Grant Agreement and its underlying Award subject to all of their terms and conditions.]

ON SEMICONDUCTOR CORPORATION

By:

GRANTEE

By: